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Exhibit 10.16.1


                       INTEGRATED HEALTHCARE HOLDINGS INC.

                                  AMENDMENT TO
                              COMMON STOCK WARRANT

                                 APRIL 26, 2006

        This Amendment to Common Stock Warrant (this "AMENDMENT") is made and entered into as of the date set forth above (the "EFFECTIVE DATE") by and between Integrated Healthcare Holdings, Inc., a Nevada corporation (the "COMPANY"), and Healthcare Financial Management & Acquisitions, Inc., a Nevada corporation (the "HOLDER").

                                    RECITALS

         A. On December 12, 2005, the Company issued a warrant to subscribe for and purchase a minimum of 26,097,561 shares of Common Stock of the Company subject to the provisions and upon the terms and conditions set forth therein (the "WARRANT").

         B. The Warrant, a true and correct copy of which is attached hereto as EXHIBIT A, provides that the number of Shares issuable upon exercise of the Warrant is subject to adjustment from time to time as set forth therein.

         C. A provision of the Warrant provides for adjustment of the number of Shares issuable upon exercise of the Warrant based on changes in the fair market value of the Shares (the "FMV ADJUSTMENTS"). D. The Company and Holder desire to enter into this Amendment to, among other thing's, amend the provision contained in the Warrant regarding FMV Adjustments.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Warrant as set forth herein and agree as follows:

                                    AGREEMENT

         1. RECITALS. The foregoing Recitals are incorporated by reference as though fully set forth herein.

         2. DEFINITIONS. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Warrant.

         3. AMENDMENT OF FMV ADJUSTMENTS. The first paragraph of Section 3 of the Warrant is hereby amended to read in its entirety as follows:

                "ADJUSTMENT TO THE NUMBER OF SHARES ISSUABLE AND/OR THE EXERCISE PRICE. The number of Shares issuable upon the exercise of this Warrant is subject to adjustment from time to time as set forth in this Section
        3. Upon each adjustment



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         pursuant to this Section 3, the Holder shall thereafter prior to the
         Expiration Date be entitled to purchase the adjusted number of Shares of Common Stock at the Exercise Price. Notwithstanding anything to the contrary provided herein, the number of Shares of Common Stock issuable upon the exercise of this Warrant and the payment of the Exercise Price shall be automatically adjusted to be the greater of the following: (1) 26,097,561 Shares of Common Stock (as set forth on page 1 of this Warrant), (2) Shares of Common Stock representing thirty-one and nine one-hundredths percent (31.09%) of all Common Stock Equivalents (as defined hereinbelow) of the Company, or (3) the number of Shares of Common Stock equal to the Outstanding Amount (as defined hereinbelow) divided by the then current fair market value (as determined in Section 1(d) hereof) of each Share of Common Stock; provided , however, that if the number of Shares resulting from such calculation exceeds the aggregate number of shares of authorized but unissued Common Stock and authorized and issued Common Stock held in the Company's treasury then available for issuance upon exercise of this Warrant (such excess number of Shares is referred to herein as the "EXCESS WARRANT SHARES"), then the Company shall pay to the Holder or Holders, upon exercise of this Warrant for all or any portion of the Excess Warrant Shares, an amount equal to the then current fair market value (as determined in Section 1(d) hereof) of each Share of Common Stock multiplied by the number of Excess Warrant Shares for which the Holder or Holders have exercised their right(s) to purchase pursuant to this Warrant. For avoidance of doubt and solely for example purposes, if a) the Outstanding Amount is $5,000,000, b) the aggregate number of shares of authorized but unissued Common Stock and authorized and issued Common Stock held in the Company's treasury then available for issuance upon exercise of this Warrant is 28,000,000, c) the then current fair market value of each Share of Common Stock is $0.15, and d) the total number of shares that the Holder or Holders would be entitled to receive upon exercise of this Warrant in full was 33,333,333 Shares of Common Stock, then upon exercise of this Warrant in full, the Holder or Holders shall receive 28,000,000 Shares of Common Stock, the Excess Warrant Shares would be 5,333,333.33 Shares of Common Stock and the Company shall be obligated to pay the Holder or Holders an aggregate cash payment of $800,000. As used herein, the term "OUTSTANDING AMOUNT" shall mean the amount of that certain $10,700,000 loan (the "LOAN") made with respect to the Credit Agreement that is not repaid at the maturity or default of such Loan plus any accrued and unpaid interest thereon, Lender's fees, costs and expenses, and attorneys' fees, as such Outstanding Amount is determined in the sole and absolute discretion of the Lender. "COMMON STOCK EQUIVALENTS" shall mean, collectively, (i) all shares of Common Stock issued and outstanding, (ii) shares of Common Stock issued or deemed issued as a dividend or distribution, including on any preferred stock, (iii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, (iv) shares of Common Stock or Convertible Securities issued or issuable upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined hereinbelow) (collectively, "OPTIONS") or shares of Common Stock issued or


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         issuable upon the conversion or exchange of any evidences of indebtedness, shares, preferred stock or other securities directly or indirectly convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES"), pursuant to the terms of such Option or Convertible Security, (v) shares of Common Stock or Convertible Securities issued or issuable to third parties upon the exercise of rights, options, warrants or otherwise, including, without limitation, to suppliers, banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, and (vi) shares of Common Stock issued or issuable to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company."

         4. NET ISSUE EXERCISE. Section 1(c) of the Warrant is hereby amended to read in its entirety as follows:

                  "NET ISSUE EXERCISE. In lieu of exercising this Warrant, the Holder may elect to receive Shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

                          X = Y (A-B)
                              -------
                                 A

                    Where X     =           the number of the Shares to be
                                            issued to the Holder.

                          Y     =           the number of the Shares purchasable
                                            under this Warrant.

                          A     =           the fair market value of one Share
                                            on the date of election under this
                                            Section 1(c).

                          B     =           the Exercise Price divided by Y (as
                                            adjusted to the date of such
                                            calculation)."

         5. Section 3(d)(ii) of the Warrant is hereby amended to read in its entirety as follows:

                  "(ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Appraiser, whose determination shall be conclusive."

         6. The second sentence of Section 8(a) of the Warrant which reads:




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                 "The Warrants may be divided or combined, upon request to the
        Company by the Holder, into one or more new warrants representing the same aggregate number of Warrants."

                 is hereby amended to read in its entirety as follows:

                 "The Warrant may be divided or combined, upon request to the Company by the Holder, into one or more new warrants representing the same aggregate number of Shares."

         7. Section 9(c)(ii) of the Warrant is hereby amended to read in its entirety as follows:

                 "(ii) Each Holder of Shares who participates in a registration pursuant to Section 9 shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities. to which the Company, or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement of any material fact contained in any such registration statement, or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such .registration statement, or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph (ii) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by such Holder; and, provided further, that the aggregate amount payable by a Holder pursuant to this Section 9(c)(ii) shall not exceed the net proceeds received by such Holder in the registered offering out of which its obligations pursuant to this Section 9(c)(ii) arise."

         8. Except as set forth herein, the Warrant shall remain unmodified and in full force and effect.

         9. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Common Stock Warrant as of the date and year first above written.


                                         INTEGRATED HEALTHCARE
                                         HOLDINGS, INC., A NEVADA CORPORATION


                                         BY:  /S/ BRUCE MOGEL
                                              -------------------------------
                                         Name: Bruce Mogel

                                         Title: Chief Executive Officer



                                         HEALTHCARE FINANCIAL
                                         MANAGEMENT & ACQUISITIONS, INC.,
                                         A NEVADA CORPORATION


                                          By: /s/ Joseph J. Lampariello
                                              --------------------------

                                         Name:  Joseph J. Lampariello
                                              -------------------------

                                         Title:  PRESIDENT
                                                 ----------------------